Exhibit 4.4
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture” ), dated as of November 3, 2010, among (i) Concho Oil & Gas LLC, a Texas limited liability company (“Concho Oil & Gas”) and a subsidiary of Concho Resources Inc., a Delaware corporation (the “Company”), (ii) COG Holdings LLC, a Texas limited liability company (“COG Holdings”) and a subsidiary of the Company, (iii) COG Exchange Properties LLC, a Texas limited liability company (together with Concho Oil & Gas and COG Holdings, the “New Subsidiary Guarantors”) and a subsidiary of the Company, (iv) the Company, (v) the existing Subsidiary Guarantors (as defined in the First Supplemental Indenture referred to herein) and (vi) Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Subsidiary Guarantors and the existing Subsidiary Guarantors are sometimes referred to collectively herein as the “Subsidiary Guarantors” or individually as a “Subsidiary Guarantor.”
W I T N E S S E T H
     WHEREAS, the Company and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 18, 2009, and a First Supplemental Indenture (herein so called) of even date therewith relating to the 8.625% Senior Notes due 2017 (the “Securities”) of the Company;
     WHEREAS, Section 1117 of the First Supplemental Indenture obligates the Company to cause certain Restricted Subsidiaries to become Subsidiary Guarantors by executing a supplemental indenture as provided in such Section; and
     WHEREAS, pursuant to Section 1001 of the First Supplemental Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;
     NOW THEREFORE, to comply with the provisions of the First Supplemental Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the other Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the First Supplemental Indenture.
     2. Agreement to Guarantee. The New Subsidiary Guarantors hereby agree, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Sixteen of the First Supplemental Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Sixteen of the First Supplemental Indenture and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.
     3. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.
     4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
     5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     6. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

NEW SUBSIDIARY GUARANTORS: CONCHO OIL & GAS LLC COG HOLDINGS LLC
By:	/s/ Darin G. Holderness
	Name:	Darin G. Holderness
	Title:	Senior Vice President -- Chief Financial Officer and Treasurer

COG EXCHANGE PROPERTIES LLC
By:	/s/ Dale A. Brown
	Name:	Dale A. Brown
	Title:	President

OTHER SUBSIDIARY GUARANTORS: COG OPERATING LLC COG REALTY LLC CONCHO ENERGY SERVICES LLC QUAIL RANCH LLC
By:	/s/ Darin G. Holderness
	Name:	Darin G. Holderness
	Title:	Senior Vice President -- Chief Financial Officer and Treasurer

COMPANY: CONCHO RESOURCES INC.
By:	/s/ Darin G. Holderness
	Name:	Darin G. Holderness
	Title:	Senior Vice President -- Chief Financial Officer and Treasurer

TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ John C. Stohlmann
Authorized Signatory

[Signature Page to Supplemental Indenture]